INDEPENDENT CONTRACTOR AGREEMENT

Lori Alexander ("ALEXANDER," or the "Consultant"), hereby submits to GlobalNet Corporation ("GLBT" or the "Company") this Financial Consulting Agreement (the "Agreement") outlining the terms pursuant to which ALEXANDER would be willing to act as Financial Consultant to the Company.

I. ENGAGEMENT

GLBT hereby engages and retains ALEXANDER as a Financial Consultant to perform the Services (as that term is hereinafter defined) and ALEXANDER hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use her best efforts in providing such services.

II. INDEPENDENT CONTRACTOR

ALEXANDER shall be, and in all respects be deemed an independent contractor in the performance of her duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

A. ALEXANDER shall be solely responsible for making all payments to and on behalf of her employees, subcontractors, including those required by law, and GLBT shall in no event be liable for any debts or other liabilities of ALEXANDER.

B. ALEXANDER shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venturer or controlling person of GLBT, and ALEXANDER shall have no power to enter into any agreement on behalf of, or otherwise bind GLBT. Without limiting the foregoing, ALEXANDER shall not enter into any contract or commitment on behalf of GLBT.

C. Subject to Section II D hereof, ALEXANDER shall not have or be deemed to have, fiduciary obligations or duties to GLBT and shall be free to pursue, conduct and carry on for her own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as ALEXANDER in her sole, absolute and unfettered discretion, may elect.

D. Notwithstanding the above, no activity, employment, venture, business or other pursuit of ALEXANDER during the term of this agreement shall conflict with ALEXANDER's obligations under this Agreement or be adverse to GLBT's interests during the term of this Agreement.

III. SERVICES

ALEXANDER agrees to serve as a Financial Strategy Consultant to GLBT and provide services and perform duties and responsibilities, as agreed from time to time, by the Company and ALEXANDER, hereafter collectively referred to as the "Services." In conjunction with the Services, ALEXANDER agrees to be available to the officers of GLBT at a mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of performing the Services. ALEXANDER will not act in an agent or officer capacity for GLBT.

IV. EXPENSES

Pre-approved travel and other reasonable expenses incurred by ALEXANDER in the rendering of the Services hereunder shall be promptly reimbursed by the Company and no more than 5 business days.

V. COMPENSATION

GLBT agrees that ALEXANDER shall be entitled to compensation of $10,000 per month in September, $12,500 per month in October and November, and $15,000 per month starting in December and for each remaining month for the balance of the term of the contract. The term of

the contract is one year, starting September 1, 2006. All payments are due in advance monthly for the performance of the Services during the term of this Agreement. Compensation is paid at the beginning of each month and contract will be effective once the first month's payment is deposited or wired to ALEXANDER.

VI. REPRESENTATIONS, WARRANTIES AND COVENANTS

A. ALEXANDER hereby represents that she has in place policies and procedures relating to, and addressing, with the commercially reasonable intent to ensure compliance with, applicable securities laws, rules and regulations, including, but not limited to, compliance with REG FD;

B. ALEXANDER further acknowledges that by the very nature of the relationship with GLBT she will, from time to time, have knowledge of or access to material non-public information (as such term is defined by the Exchange Act) ALEXANDER hereby agrees and covenants that:

1.ALEXANDER will not make any purchases or sales in the stock of GLBT based on such information.

2.ALEXANDER will utilize commercially reasonable efforts to safeguard and prevent the dissemination of such information to third parties unless authorized in writing by GLBT to do so as may be necessary in the performance of its Services under this Agreement.

C. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either GLBT or ALEXANDER is a party or by which either entity may be bound or affected.

D. Both GLBT and ALEXANDER have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

i. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

ii. GLBT will cooperate with ALEXANDER, and will promptly provide ALEXANDER with all pertinent materials and requested information in order for ALEXANDER to perform Services pursuant to this Agreement.

iii. ALEXANDER represents and warrants to GLBT that **a)** she has the experience and ability as may be necessary to perform all the required Services with a high standard of quality, **b)** all Services will be performed in a professional manner, and **c)** all individuals, if any, she provides to perform the Services will be appropriately qualified and subject to appropriate agreements concerning the protection of trade secrets and confidential information of GLBT which such persons may have access to over the term of this Agreement

VII. TERM AND TERMINATION.

The term of this Agreement shall be one year, beginning September 1, 2006; provided, however, that either party may terminate this Agreement at any time by giving the other party a 30 day written notice. In the event termination notice is not received before 30 days prior to the beginning of the next scheduled service month, the next month fee will be due in whole and not in part to ALEXANDER.

VIII. CONFIDENTIAL DATA

A. ALEXANDER shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of GLBT. obtained by ALEXANDER as a result of its engagement hereunder, unless authorized, in writing by GLBT. ALEXANDER represents and warrants that she has established appropriate internal procedures for protecting the trade secrets and confidential information of GLBT, including, without limitation, restrictions on disclosure of such information to employees and other persons who may be engaged in rendering services to any person, firm or entity which may be a competitor of GLBT.

B. GLBT shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of ALEXANDER, obtained as a result of its engagement hereunder, unless authorized, in writing, by ALEXANDER.

C. ALEXANDER shall not be required in the performance of its duties to divulge to GLBT, or any officer, director, agent or employee of GLBT, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such person, firm or entity which may be a competitor or potential competitor of GLBT which ALEXANDER may have or be able to obtain other than as a result of the relationship established by this Agreement.

IX. INDEMNIFICATION

A. GLBT hereby agrees to defend, indemnify, and hold harmless ALEXANDER against any and all claims, legal actions, or other proceedings, of any nature or character ("Claim"), against ALEXANDER, her legal representatives, heirs, successors, and assigns, as the case may be, together with ALEXANDER'S agents, attorneys, partners, officers, directors, shareholders, and contractors and employees and all those in privity with ALEXANDER from all claims and liabilities, including cost and expenses and reasonable attorneys' fees attributed to, arising directly or indirectly from this Agreement, save and except where a Claim is based on (a) breach of any covenant of this Agreement, (b) any action, misrepresentation or breach of any of the representations and warranties made by the ALEXANDER during any phase of the business arrangements, agreements and business dealings between the parties hereto, and (c) any Claim where a principal material element is based on gross negligence and/or a fraudulent act by ALEXANDER; and

B. ALEXANDER hereby agrees to defend, indemnify, and hold harmless GLBT against any and all claims, legal actions, or other proceedings, of any nature or character against GLBT, its legal representatives, heirs, successors, and assigns, as the case may be, together with GLBT's officers, directors and employees from all claims and liabilities, including cost and expenses and reasonable attorneys' fees attributed to, arising directly or indirectly from this Agreement, BUT ONLY IN THAT CERTAIN CIRCUMSTANCE where a Claim has as a principal material element gross negligence and/or a fraudulent act by ALEXANDER - AND IN NO OTHER CIRCUMSTANCE.

X. OTHER MATERIAL TERMS AND CONDITIONS:

A. **Additional Instruments.** Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

B. **Entire Agreement.** Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, replaces in full any prior agreement between the parties, and that there exists no oral agreement or understanding or expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated,

empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

C. **Laws of the State of Texas.** This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Texas, irrespective of the country or place of domicile or residence of either party.

D. **Assignments.** The benefits of the Agreement shall inure to the respective successors and assignees of the parties and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns, provided that the rights and obligations of the parties under this Agreement may not be assigned or delegated without the prior written consent of the parties, and any such purported assignment shall be null and void. It is specifically contemplated by the parties that ALEXANDER may assign her rights and obligations under this Agreement to a legal entity wholly controlled by ALEXANDER.

E. **Originals.** This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

F. **Addresses of Parties.** Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

G. **Modification and Waiver.** A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

APPROVED AND AGREED:

	GlobalNet Corporation
Lori J. Alexander	By: Thomas P. Dunn Its: CFO
9/14/06 Date of execution	9/14/06 Date of execution